                                                                  Exhibit 23.3



                          Independent Auditor's Consent



The Board of Directors
Ciprico Inc.:

         We hereby consent to incorporation by reference in the Registration Statement on Form S-8 of Ciprico Inc. of our report dated November 6, 1996, relating to the consolidated balance sheet of Ciprico Inc. and subsidiaries as of September 30, 1996, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the two-year period ended September 30, 1996, which report appears in the September 30, 1997 Form 10-KSB of Ciprico Inc.





/s/ KPMG Peat Marwick LLP



Minneapolis, Minnesota
December 15, 1997